EXHIBIT 99.1

EastBridge announces the result of a special general shareholder meeting

PHOENIX, Jan. 18, 2013 /PRNewswire/ -- EastBridge Investment Group Corporation (EBIG), a provider of financial consulting services to companies in Asia ("EBIG") today announced its shareholders, voting in a general shareholder meeting held today in its corporate office in Scottsdale, Arizona, have passed the two resolutions proposed by its board of directors. With 52.16% of all the eligible votes received and counted by Broadridge, an independent voting services agent, the two resolutions on the proxies passed as follows: 1) Change in state of incorporation from Arizona to Delaware: 98.89% For, 1.07% Against, 0.02% Abstain; 2) Approve the Amended and Restated 2011 Stock Option Plan: 94.64% For, 5.18% Against, 0.17% Abstain.

About EastBridge

EastBridge Investment Group focuses on high-growth companies in Asia and in the United States, offering assistance with all aspects of IPOs, joint ventures and merchant banking services. EastBridge targets industries in the fields of education, energy, environmental, bioscience, medicine and food distribution. To learn more about EastBridge Investment Group go to our web site: www.EbigCorp.com. To receive EBIG's email alert, send a blank email to info@EbigCorp.com.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in doing business. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although EastBridge and CBMG believe the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that the announced merger will in fact be consummated or that future results, levels of activity, performance or achievements will be obtained. Neither EastBridge nor CBMG has any obligation to update these forward-looking statements other than as required by law.

Contact:
Jeff Ramson
Investor Relations
ProActive Capital Group
646-863-6341